Exhibit 99.1

Contacts:
Kite Realty Group Trust	Kite Realty Group Trust
Dan Sink	Adam Chavers
Chief Financial Officer	Director of Investor Relations
(317) 577-5609	(317) 713-5684
dsink@kiterealty.com	achavers@kiterealty.com

Kite Realty Group Trust Reports

Second Quarter 2009 Results

Highlights

•                  Funds From Operations (FFO) was $0.15 per diluted share for the second quarter of 2009; for the six months ended June 30, 2009, FFO per diluted share was $0.35

•                  Cash and availability under the credit facility was approximately $115 million at quarter end

•                  46 new leases and renewals for 265,000 square feet were executed during the quarter

•                  Two ground leased land parcels were sold for net proceeds totaling approximately $10.7 million

•                  As of August 4, 2009, the Company has $27.6 million of debt maturing during the remainder of 2009

•                  Operating retail portfolio was 90.7% leased at quarter end compared to 90.2% as of March 31, 2009

Indianapolis, Ind., August 4, 2009 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) today announced results for its second quarter ended June 30, 2009.  Financial statements and exhibits attached to this release include results for the three and six months ended June 30, 2009 and 2008.

Financial and Operating Results

For the three months ended June 30, 2009, funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, was $8.9 million for the Kite Portfolio, or $0.15 per diluted share, compared to $11.6 million, or $0.31 per diluted share, for the same period in the prior year.  The dollar decrease between years reflects lower gains on sales of land and lower construction activity in 2009.  Excluding the dilutive effects of our October 2008 and May 2009 equity offerings our diluted FFO for the second quarter would have been $0.23 per share.

The Company’s allocable share of FFO was $7.6 million for the three months ended June 30, 2009 compared with $9.0 million for the same period in 2008.

For the six months ended June 30, 2009, the

Company’s FFO for the Kite Portfolio was $17.2 million, or $0.35 per diluted share, compared with $23.1 million, or $0.62 per diluted share, for the same period in 2008.   Excluding the dilutive effects of our October 2008 and May 2009 equity offerings, our diluted FFO for the first half of 2009 would have been $0.43 per share.

The Company’s business is the ownership, operation and management of real estate.  It believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains or losses from sales of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. A reconciliation of net income to FFO is included in the attached table.

The Company’s total revenue for the second quarter of 2009 was $30.1 million, down from $34.2 million for the same period in 2008.  This decrease was primarily a result of lower construction activity ($2.5 million) and lower gains on sales of land and outlot parcels ($1.6 million).  The Company’s net income was $257 thousand for the second quarter of 2009 compared to $2.5 million in the prior year.  This decline also reflects the lower construction activity and gains on sales.

The Company’s total revenue for the first half of 2009 was $60.6 million, down from $66.5 million for the same period in 2008.  This decrease was primarily a result of lower gains on sales of land and outlot parcels ($5.2 million).  The Company’s net income was $1.0 million for the first six months of 2009 compared to $5.2 million in the same period of 2008.  This decline also reflects the lower gains on sales.

John A. Kite, Kite Realty Group’s Chairman and Chief Executive Officer said, “We enhanced the long term stability of our Company by completing a $92 million equity offering in May.  Combined with the capital raised in October 2008, non-core asset sales, and $11 million from two land sales in June, we ended the quarter with approximately $115 million of cash and available credit and a ratio of debt to gross real estate assets of 53 percent.  We also made strong leasing progress by executing 46 new leases and renewals for 265,000 square feet.”

Operating Portfolio

As of June 30, 2009, the Company owned interests in 51 retail operating properties totaling approximately 7.9 million square feet.  The owned gross leasable area (“GLA”) in the Company’s retail operating portfolio was 90.7% leased as of June 30, 2009, compared to 90.2% leased as of the end of the prior quarter.

In addition, the Company owns four commercial operating properties totaling 499,221 square feet.  As of June 30, 2009, the owned net rentable area of the commercial operating portfolio was 95.2% leased, compared to 97.2% at the end of the prior quarter.  For the combined retail and commercial operating portfolio, the leased percentage was 91.1% as of June 30, 2009, compared to 90.8% at the end of the prior quarter.

On a same property basis, the leased percentage of 51 total operating properties was 91.7% at June 30, 2009 and 93.0% at June 30, 2008.  Same property net operating income for these properties decreased 3.4% in the second quarter of 2009 compared to the same period in the prior year.  The majority of this decrease is attributed to three junior anchor vacancies, including two former Circuit City locations.

Year to date, same property net operating income has decreased 3.0% and is within the Company’s previously disclosed range of expectations.

Dispositions

The Company sold two ground leased land parcels during the second quarter.  Lowes Home Improvement exercised a purchase option in its ground lease to acquire 14 acres adjacent to the Shops at Eagle Creek in Naples, Florida.  Net proceeds of approximately $9.4 million were retained as cash.  In addition, an outlot at Estero Town Center near Naples, Florida was sold with net proceeds of approximately $1.3 million which were used to partially repay the loan on that shopping center.

Leasing Activities

During the second quarter of 2009, the Company executed 46 new and renewal leases totaling 265,000 square feet.  New leases were signed with 26 tenants for approximately 94,000 square feet of GLA.  These leases represent a 7.0% positive cash rent spread.  A total of 19 leases for 109,000 square feet, including to two junior anchor tenants, were renewed during the quarter.  Rental rates for these renewals were approximately 6.3% below previous rents; however, the Company committed only $16,000, or $0.15 per square foot, of tenant improvement dollars in conjunction with these renewals.  These leasing spreads exclude one 62,000 square foot anchor lease under which the base rent will increase in the future if tenant improvement dollars are expended.

The Company is currently negotiating 23 new and renewal leases with tenants for a total of approximately 160,000 square feet.

Capital Activities

In May 2009, the Company completed an equity offering of 28,750,000 common shares at an offering price of $3.20 per share for aggregate gross and net proceeds of $92.0 million and $87.6 million, respectively.  Approximately $57 million of the net proceeds were used to repay borrowings under the Company’s unsecured revolving credit facility and the remainder was retained as cash.

During the quarter, the Company placed a three-year $15.4 million loan, with an additional one year extension, on its previously unencumbered Eastgate Pavilion property and used the proceeds to increase its cash and available credit.  The loan bears interest at a rate of LIBOR plus 295 basis points and has been hedged at a fixed rate of 4.84%.

The Company completed two loan extensions during the second quarter.  The loan on its Cobblestone Plaza development was extended to March 2010 at a rate of LIBOR plus 250 basis points.  The Company also extended its loan on its Delray Marketplace development for two years to June 2011 at a rate of LIBOR plus 300 basis points.

As of August 4, 2009, the Company has $27.6 million of debt maturities remaining in 2009.

Subsequent to the end of the second quarter, the Company extended its loan on Bridgewater Marketplace from June 2010 to June 2013.

Development Activities

As of June 30, 2009, the Company owned interests in two projects in the current development pipeline that are expected to total approximately 323,000 square feet.  The total estimated cost of these projects is approximately $82 million, of which approximately $62 million had been incurred as of June 30, 2009.  The balance of these costs will be funded through existing construction loans on each project.  The Company also has six properties in the redevelopment pipeline representing a total of approximately 538,000 square feet.

The Company continues to pursue plans to reduce capital expenditures in its shadow pipeline by approximately $110 million by focusing on ground leasing or selling to end users as well as modifying the scope of the development projects.

Distributions

On May 11, 2009, the Board of Trustees declared a quarterly cash distribution of $0.06 per common share for the quarter ended June 30, 2009 to shareholders of record as of July 7, 2009.  This distribution was paid on July 17, 2009. The Board of Trustees is continuing to evaluate current economic and market conditions and intends to declare a quarterly cash distribution for the quarter ending September 30, 2009 later in the third quarter.

Earnings Guidance

The Company is revising its earnings and FFO guidance for the year ending December 31, 2009 from a range of $0.59 to $0.69 per diluted share to a range of $0.57 to $0.61 per diluted common share.  This revision is primarily attributed to delays in tenant rent commencement at our development properties, retention of cash balances generated by our May equity offering and an increase in real estate taxes on certain of our properties. The revised guidance also reflects reduced expectations for land sales for the remainder of 2009. Following is a reconciliation of the calculation of net income per common share to FFO per share:

Guidance Range for 2009	Low	High
Diluted net income per share	$0.06	$0.10
Depreciation and amortization of consolidated entities	0.51	0.51
Depreciation and amortization of unconsolidated entities	0.00	0.00
Diluted FFO per share	$0.57	$0.61

Earnings Conference Call

Management will host a conference call on Wednesday, August 5, 2009 at 1:00 p.m. EDT to discuss financial results for the quarter ended June 30, 2009.  A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com.  The dial-in numbers are (888) 680-0865 for domestic callers and (617) 213-4853 for international callers (passcode 49089208).  In addition, a telephonic replay of the call will be available until November 5, 2009.  The replay dial-in telephone numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (passcode 79627430).

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, expansion and development of high quality neighborhood and community shopping centers in selected growth markets in the United States.  The Company owns interests in a portfolio of operating retail properties, retail properties under development, operating commercial properties, a related parking garage, and parcels of land that may be used for future development of retail or commercial properties.

Safe Harbor

Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the ability of tenants to pay rent; the competitive environment in which the Company operates; financing risks, including access to capital at desirable terms; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO and net income estimates), whether as a result of new information, future events or otherwise.

Kite Realty Group Trust

Consolidated Balance Sheets

(Unaudited)

	June 30, 2009	December 31, 2008
Assets:
Investment properties, at cost:
Land	$222,356,743	$227,781,452
Land held for development	23,074,389	25,431,845
Buildings and improvements	709,117,203	690,161,336
Furniture, equipment and other	5,046,994	5,024,696
Construction in progress	192,125,761	191,106,309
	1,151,721,090	1,139,505,638
Less: accumulated depreciation	(115,171,727)	(104,051,695)
	1,036,549,363	1,035,453,943
Cash and cash equivalents	57,262,003	9,917,875
Tenant receivables, including accrued straight-line rent of $7,977,887 and $7,221,882, respectively, net of allowance for uncollectible accounts	17,623,268	17,776,282
Other receivables	7,588,685	10,357,679
Investments in unconsolidated entities, at equity	11,211,870	1,902,473
Escrow deposits	12,079,731	11,316,728
Deferred costs, net	20,501,646	21,167,288
Prepaid and other assets	4,667,371	4,159,638
Total Assets	$1,167,483,937	$1,112,051,906

Liabilities and Equity:
Mortgage and other indebtedness	$669,742,156	$677,661,466
Accounts payable and accrued expenses	37,931,722	53,144,015
Deferred revenue and other liabilities	22,551,294	24,594,794
Total Liabilities	730,225,172	755,400,275
Commitments and contingencies
Redeemable noncontrolling interests in the Operating Partnership	48,911,344	67,276,904
Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, no shares issued and outstanding	—	—
Common Shares, $.01 par value, 200,000,000 shares authorized 62,963,674 shares and 34,181,179 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	629,637	341,812
Additional paid in capital and other	449,241,738	343,631,595
Accumulated other comprehensive loss	(6,628,878)	(7,739,154)
Accumulated deficit	(59,310,084)	(51,276,059)
Total Kite Realty Group Trust Shareholders’ Equity	383,932,413	284,958,194
Noncontrolling Interests	4,415,008	4,416,533
Total Equity	388,347,421	289,374,727
Total Liabilities and Equity	$1,167,483,937	$1,112,051,906

Kite Realty Group Trust

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2009 and 2008

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue:
Minimum rent	$17,951,594	$18,304,809	$35,937,438	$36,188,937
Tenant reimbursements	4,664,968	4,569,309	9,360,649	9,588,247
Other property related revenue	1,770,070	2,974,507	3,358,178	8,131,592
Construction and service fee revenue	5,762,463	8,311,318	11,911,458	12,599,840
Total revenue	30,149,095	34,159,943	60,567,723	66,508,616
Expenses:
Property operating	4,098,494	3,924,055	9,689,094	8,285,826
Real estate taxes	3,603,116	3,246,816	6,396,881	6,301,165
Cost of construction and services	5,017,734	7,024,400	10,577,050	10,788,634
General, administrative, and other	1,547,357	1,259,408	2,890,827	2,969,358
Depreciation and amortization	8,728,789	8,348,003	16,240,227	16,376,666
Total expenses	22,995,490	23,802,682	45,794,079	44,721,649

Operating income	7,153,605	10,357,261	14,773,644	21,786,967
Interest expense	(6,991,624)	(7,351,499)	(13,768,132)	(14,605,065)
Income tax expense of taxable REIT subsidiary	(13,233)	(251,858)	(51,185)	(1,405,086)
Other income	35,622	31,676	84,521	96,908
Income from unconsolidated entities	121,017	86,121	152,517	147,295
Income from continuing operations	305,387	2,871,701	1,191,365	6,021,019
Income from discontinued operations	—	305,041	—	635,864
Consolidated net income	305,387	3,176,742	1,191,365	6,656,883
Net income attributable to noncontrolling interests	(48,302)	(717,453)	(233,038)	(1,490,295)
Net income attributable to Kite Realty Group Trust	$257,085	$2,459,289	$958,327	$5,166,588

Income per common share – basic & diluted
Income from continuing operations attributable to Kite Realty Group Trust common shareholders	$0.01	$0.07	$0.02	$0.16
Income from discontinued operations attributable to Kite Realty Group Trust common shareholders	—	0.01	—	0.02
Net income attributable to Kite Realty Group Trust common shareholders	$0.01	$0.08	$0.02	$0.18

Weighted average common shares outstanding - basic	47,988,205	29,147,361	41,124,387	29,088,327
Weighted average common shares outstanding - diluted	48,081,453	29,269,062	41,198,377	29,161,590
Dividends declared per common share	$0.0600	$0.2050	$0.2125	$0.4100

Net income attributable to Kite Realty Group Trust common shareholders:
Income from continuing operations	$257,085	$2,221,968	$958,327	$4,672,217
Discontinued operations	—	237,321	—	494,371
Net income attributable to Kite Realty Group Trust	$257,085	$2,459,289	$958,327	$5,166,588

Kite Realty Group Trust

Funds From Operations

For the Three and Six Months Ended June 30, 2009 and 2008

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Consolidated net income	$305,387	$3,176,742	$1,191,365	$6,656,883
Deduct net income attributable to noncontrolling interests in properties	(26,228)	(19,756)	(46,475)	(15,600)
Add depreciation and amortization of consolidated entities, net of noncontrolling interests in properties	8,586,847	8,318,380	15,967,091	16,301,494
Add depreciation and amortization of unconsolidated entities	52,690	101,571	104,826	202,628
Funds From Operations of the Kite Portfolio(1)	8,918,696	11,576,937	17,216,807	23,145,405
Deduct redeemable noncontrolling interests in Funds From Operations	(1,277,482)	(2,558,418)	(2,854,123)	(5,138,186)
Funds From Operations allocable to the Company(1)	$7,641,214	$9,018,519	$14,362,864	$18,007,219

Basic FFO per share of the Kite Portfolio	$0.15	$0.31	$0.35	$0.62
Diluted FFO per share of the Kite Portfolio	$0.15	$0.31	$0.35	$0.62

Basic weighted average Common Shares outstanding	47,988,205	29,147,361	41,124,387	29,088,327
Diluted weighted average Common Shares outstanding	48,081,453	29,269,062	41,198,377	29,161,590
Basic weighted average Common Shares and Units outstanding	56,040,684	37,475,060	49,176,866	37,421,301
Diluted weighted average Common Shares and Units outstanding	56,133,932	37,596,760	49,250,856	37,494,563

(1)

“Funds From Operations of the Kite Portfolio” measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.